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                                                                     Exhibit 11


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                              Three month periods ended
                                                     -------------------------------------------
                                                       March 31, 1997            March 31, 1996
                                                     -------------------------------------------
                                                        (In thousands, except per share data)
Primary:
Average outstanding shares                                  5,953                      5,880
Net effect of dilutive stock options - based
      on the treasury stock method using
      the average market price                                102                        157
                                                     -------------------------------------------
Totals                                                      6,055                      6,037
                                                     ===========================================
Net income                                              $     771                  $     531
                                                     ===========================================
Per share amount                                        $     .13                  $     .09
                                                     ===========================================

Fully diluted:
Average shares outstanding                                  5,953                      5,880
Net effect of dilutive stock options - based
      on the treasury stock method using
      the quarter-end market price if higher
      than the average market price                           112                        163
                                                     -------------------------------------------
Totals                                                      6,065                      6,043
                                                     ===========================================
Net income                                              $     771                  $     531
                                                     ===========================================
Per share amount                                        $     .13                  $     .09
                                                     ===========================================
